UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2007

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 26, 2007, Center Bancorp, Inc. (the “Registrant”) announced that the Boards of Directors of the Registrant and Beacon Trust Company have mutually agreed to terminate their Agreement and Plan of Merger dated as of March 15, 2007. Concurrently, the parties have agreed to a dismissal of the litigation commenced by Beacon Trust Company to compel consummation of the merger.

Item 2.02.	Results of Operations and Financial Condition.

On October 26, 2007, the Registrant issued a press release regarding results for the third quarter ended September 30, 2007. A copy of this press release is being included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Press release, dated October 26, 2007, regarding third quarter results.

The only portions of Exhibit 99.1 which are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 are the Registrant’s consolidated statements of condition, consolidated statements of income and average balance sheets with interest and average rates. All other portions of Exhibit 99.1 are deemed “furnished”, and not “filed”, for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name: Anthony C. Weagley
Title: President

Dated: October 29, 2007

EXHIBIT INDEX

Exhibit 99.1 - Press release, dated October 26, 2007, regarding third quarter results